                                                                                                       EXHIBIT 99.1

                              INTERNATIONAL'S HEAVY TRUCK PLANT TO REMAIN IN CHATHAM

  Participation By Government of Canada and Province of Ontario, Coupled With New CAW Contract Key To Preserving
                                                  Jobs In Canada

         WARRENVILLE, Ill. --  September 4, 2003 -- International Truck and Engine Corporation will keep its
Chatham, Ontario plant open and maintain a production schedule of heavy trucks, as the result of a long-term investment by the company, Government of Canada and the Province of Ontario, it was announced today.
         The government participation is part of the company's 10-year, $189 (CDN$270) million program that includes investments in technology, advanced skills training, and state-of-the-art equipment to modernize and update the plant. Major elements include two new research and development centers to be established in partnership with one or more Ontario universities.
         The Government of Canada will contribute up to $23 (CDN$33) million under its Technology Partnerships
Canada program and various training programs. The Province of Ontario will contribute up to $22 (CDN$32) million towards the total investment as part of its  $438 (CDN$625) million Large Scale Strategic Investment Initiative announced in February 2003.
         As previously reported, the Canadian Auto Workers union (CAW) is also making a major investment in the future of the Chatham plant and its workforce. In May, the company and the CAW reached an agreement on an amended contract that runs through January 31, 2007 that will provide $31(CDN $44) million in annual cost savings. The contract can be extended for an additional two years by mutual agreement.

                                                          --more--

                                                            E-1

                                                                                                       EXHIBIT 99.1

Page Two/Chatham

         Dan Ustian, president and chief executive officer of Navistar International Corporation, said the decision to keep the Chatham plant open, bolstered by the new CAW contract and the government financial participation, "reinforces our commitment to the heavy truck segment of the business and our goal of overall leadership in the North American truck market."
         "The modernized International plant will help contribute to a sound economic future for Chatham-Kent and continued employment for 750 workers with a strong potential for growth," Ustian said.
         Efforts to achieve necessary cost reductions at Chatham began in December 2001. Unable to achieve necessary cost savings, International announced plans to close its Chatham plant on October 17, 2002, and a July
18, 2003 closing date was set on March 28. The closing date was extended while the company continued discussions with government agencies concerning financial participation in programs to keep the plant open..
         Ustian said the financial participation coming from the Government of Canada and the Province of Ontario in the areas of advanced research is particularly important. Truck research will focus on the development and testing of advanced production technologies, while diesel engine research will center on reducing emissions to meet more stringent emissions targets.
         International Truck and Engine Corporation  is the operating company of Navistar (NYSE: NAV), North
America's largest combined commercial truck, school bus and mid-range diesel engine producer. The company produces International® brand commercial trucks, mid-range diesel engines and IC brand school buses and is a private label designer and manufacturer of diesel engines for the pickup truck, van and SUV markets. With the broadest distribution network in North America, the company also provides financing for customers and dealers.
Additionally, through a joint venture with Ford Motor Company, the company builds medium commercial trucks and sells truck and diesel engine service parts. Additional information is available at
www.internationaldelivers.com.
                                                            E-2